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                                                                    Exhibit 21.1


                    SUBSIDIARIES OF INFORMATION HOLDINGS INC.



NAME                                                STATE OF INCORPORATION
----                                                    OR ORGANIZATION
                                                    ----------------------


CRC Press LLC                                              Delaware

MicroPatent LLC                                            Delaware
